Exhibit 15.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

28 January 2025

Matter No. 1005585/110608054

(852) 2842 9588

Lilian.Woo@conyers.com

SU Group Holdings Limited

7/F, The Rays

71 Hung To Road

Kwun Tong

Kowloon, Hong Kong

Dear Sirs,

Re: SU Group Holdings Limited (the “Company”)

We refer to the annual report of the Company for the fiscal year ended September 30, 2024 on Form 20-F (the “Annual Report”) to be filed with the U.S. Securities Exchange Commission (the “Commission”) pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934 in January 2025 (the “Annual Report”).

We consent to the filing of this letter as an exhibit to the Annual Report and to the inclusion therein of the reference to our name in the form and context in which it appears.

In giving such consent, we do not thereby admit that we are experts within the meaning of Section 11 of the U.S. Securities Act, 1933 or that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman